NEOMEDIA TECHNOLOGIES, INC.

                                  EXHIBIT 23.1

                      CONSENT OF COOPERS & LYBRAND L.L.P.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NeoMedia Technologies, Inc. (the "Company") on F orm S-8 (File No. 333-42477) of our report dated October 24, 1997, on our audit of the consolidated financial statements of NeoMedia Technologies, Inc. and subsidiaries as of December 31, 1996 and for the year then ended, which is included in Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


/s/ COOPERS & LYBRAND L.L.P.
-----------------------------
COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 30, 1998

                                      126